UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Arch St, 8th Floor, Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(973) 879-9742

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2025, PaxMedica, Inc., a Delaware corporation (the “Company”) entered into a stock purchase agreement with Pax Rescue Vehicle, LLC, a Delaware limited liability company (“PRV”), pursuant to which the Company, on March 3, 2025 (the “Issuance Date”), issued to PRV 114,754,700 shares of its common stock, par value $0.0001 per share (the “Common Stock”), which constituted over 90% of the Company’s authorized voting securities as of the Issuance Date. This issuance of Common Stock was made in reliance on the exemption from registration available under Rule 506(c) of Regulation D of the Securities Act of 1933, as amended, and was authorized prior to the Issuance Date by unanimous written consent of the Company’s board of directors (the “Board”) pursuant to Section 141(f) of the Delaware General Corporation Law (the “DGCL”). The issuance of the Common Stock to PRV represents a change-in-control of the Company.

The purchase price for the Common Stock was $10,000 plus legal fees incurred by the Company in connection with this transaction. The Board determined that, as the Company is in the zone of insolvency and its market capitalization is and has been for several months approximately $0.00, it is in the best interest of the Company and its stakeholders to pursue a going private transaction at this time, in lieu of a filing under Chapter 7 of the U.S. Bankruptcy Code.

The managing member of PRV is Howard J. Weisman, who is also chief executive officer and chairman of the Board of the Company. As a holder of greater than ninety percent (90%) of the issued and outstanding voting shares of the Company, PRV intends to execute a short-form merger of the remaining issued and outstanding shares of Common Stock pursuant to Section 251(h) of the DGCL. Once the short-form merger is complete, the Company will continue to exist as a wholly-owned subsidiary of PRV and it will seek to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, by filing a Form 15 with the Securities & Exchange Commission.

Subsequently, PRV will seek to maximize the value of the Company’s remaining assets, for the benefit of the Company’s stakeholders, primarily its creditors.

In connection with the actions of the Company described in the foregoing paragraphs, Charles Casamento, the Company’s lead independent director, submitted his resignation from the Board, effective as of the Issuance Date. Mr. Casamento’s resignation did not result from any disagreement with the Company’s actions as described herein. It is anticipated that the other members of the Board, including Mr. Weisman, will resign as directors of the Company upon completion of the going private transaction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the first paragraph of Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control.

The information set forth in the first paragraph of Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the fifth paragraph of Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement between PaxMedica, Inc. and PRV, LLC dated as of February 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Names:	Howard J. Weisman
Title:	Chief Executive Officer

Date: March 7, 2025